UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2006

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street, Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) In connection with the previously announced agreement to sell IDT Media, Inc. (the corporate parent of the Registrant’s IDT Entertainment, Inc. subsidiary) to Liberty Media Corporation, on May 31, 2006, Stephen R. Brown notified IDT of his decision to retire as IDT’s Chief Financial Officer and Treasurer. Mr. Brown’s resignation was accepted by the Board of Directors on June 1, 2006. Mr. Brown will continue to serve as a member of the Board of Directors of IDT.

(c) On June 1, 2006, IDT’s Board of Directors elected Marcelo Fischer, 39, to succeed Mr. Brown as Chief Financial Officer and Treasurer. Mr. Fischer has served as the Company’s Controller since joining IDT in May 2001 and Chief Accounting Officer since December 2001. Mr. Fischer will no longer serve as Chief Accounting Officer or Controller of IDT. Prior to joining IDT, Mr. Fischer was the Corporate Controller of Viatel, Inc. from 1999 until 2001, the International Controller of the Consumer International Division of Revlon, Inc. from 1998 through 1999, and from 1991 through 1998 held various accounting and finance positions at Colgate-Palmolive Mr. Fischer, a Certified Public Accountant, received an M.B.A. in Finance and Accounting from New York University Stern School of Business and a B.A. in Economics from University of Maryland.

On June 1, 2006, IDT’s Board of Directors elected Mitch Silberman, 38, to succeed Mr. Fischer as Chief Accounting Officer and Controller. Mr. Silberman joined IDT in October 2002 and has held various positions within IDT including Director of Financial Reporting and Assistant Controller. Prior to joining IDT, Mr. Silberman was a senior manager at KPMG LLP from November 1999. Mr. Silberman is a Certified Public Accountant and received a B.S. in Accounting from The City University of New York-Brooklyn College. He has over 15 year years of accounting and finance experience.

A copy of the June 6, 2006 press release relating to the above events is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
99.1	Press Release of the Registrant dated June 6, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

Dated: June 6, 2006	By:	/s/ James A. Courter
James A. Courter
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Registrant dated June 6, 2006.

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